Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283
AMSURG ANNOUNCES NET EARNINGS FROM CONTINUING OPERATIONS PER
DILUTED SHARE OF $0.37 FOR FIRST-QUARTER 2008
NASHVILLE, Tenn. — (April 22, 2008) — Christopher A. Holden, President and Chief Executive Officer of AmSurg Corp. (Nasdaq: AMSG), today announced financial results for the first quarter ended March 31, 2008. Revenues grew to a record $147,421,000 for the quarter, up 18% from $125,190,000 for the first quarter of 2007. Net earnings from continuing operations increased 16% to $11,678,000 from $10,079,000. Net earnings from continuing operations per diluted share were $0.37 for the first quarter of 2008, an increase of 12% from $0.33 for the first quarter of 2007.
          “We are pleased with AmSurg’s performance for the first quarter of 2008, which was consistent with our guidance for the quarter,” stated Mr. Holden. “As expected, the centers added since the end of the first quarter last year accounted for the majority of a 17% increase in procedures on a comparable-quarter basis. In addition, same-center revenues increased 3% for the quarter from the first quarter of 2007. Consistent with our guidance for 2008, this same-center performance included a negative impact of one percentage point from the effect of the Medicare rule revising the payment system for ASCs, which was effective January 1, 2008.
          “The Company acquired two GI centers during the first quarter and classified one center as held for sale, bringing the total of continuing centers in operation to 177 at the end of the quarter, an increase of 19 since the first quarter of 2007. We also completed the quarter with two centers under development, one of which is expected to open in 2008. We had one center awaiting certificate of need certification and three centers under letter of intent.
          “We continued to generate substantial cash flow from operations, which for the first quarter rose 13% to $21,495,000 from $19,086,000 for the first quarter of 2007. We used this cash flow, combined with our cash and cash equivalents, to fund the two first-quarter acquisitions, as well as to reduce bank debt by approximately $17 million. As a result, the Company’s ratio of long-term debt to total capitalization improved to 33% at the end of the first quarter from 35% at the end of the fourth quarter of 2007. We also completed the quarter with cash and cash equivalents of $24,116,000 and availability under our revolving credit facility of nearly $115 million.
          Based on AmSurg’s financial performance for the first quarter, as well as its outlook for 2008, the Company today affirmed its established guidance for 2008 and provided its guidance for the second quarter of the year as follows:
•	Revenues in a range of $600 million to $620 million for 2008.

•	Same-center revenue growth of 3% to 4% for the full year, which includes a negative impact of one percentage point from the effect of the Medicare rule revising the payment system for ASCs, which was effective January 1, 2008.
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AMSG Reports First-Quarter Results

April 22, 2008
•	The addition of 12 to 15 centers for the year, including the opening of one de novo center.

•	An estimated effective income tax rate for the year of 39.8%.

•	Net earnings per diluted share for 2008 in a range of $1.53 to $1.55, including a negative $0.05 impact from the effect of the revised Medicare payment system.

•	Net earnings per diluted share for the second quarter of 2008 in a range of $0.38 to $0.39 per diluted share.
          The information contained in the preceding paragraphs is forward-looking information, and the attainment of these targets is dependent not only on AmSurg’s achievement of its assumptions discussed above, but also on the risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by this forward-looking information.
          Mr. Holden concluded, “AmSurg’s first-quarter performance supports our confidence in the Company’s growth prospects for 2008 and beyond. We are the largest provider in an industry with favorable growth dynamics, and we are well positioned competitively. In addition to having the expertise, capital and other resources to expand our business model in a fragmented industry, we have initiated a number of wide-ranging initiatives designed to enhance our business model. We expect these initiatives to gain increasing traction in the quarters and years ahead, increasing our ability to serve our physician partners and our centers’ patients, to expand our base of centers in operation and to improve our center and corporate efficiency and productivity.”
          AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investor Relations” or by going to www.earnings.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on July 22, 2008.
          This press release contains forward-looking statements. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and other filings with the Securities and Exchange Commission, including the following risks: the risk that payments from third-party payors, including government healthcare programs, may decrease or not increase as the Company’s costs increase; the Company’s ability to maintain favorable relations with its physician partners; the Company’s ability to acquire and develop additional surgery centers on favorable terms; the Company’s ability to grow revenues by increasing procedure volume while maintaining its operating margins and profitability at its existing centers; the Company’s ability to manage the growth in its business; the Company’s ability to obtain sufficient capital resources to complete acquisitions and develop new surgery centers; the Company’s ability to compete for physician partners, managed care contracts, patients and strategic relationships; risks associated with weather and other factors that may affect the Company’s surgery centers; uncertainties associated with judicial, regulatory and legislative developments in New Jersey; the Company’s
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AMSG Reports First-Quarter Results

April 22, 2008
failure to comply with applicable laws and regulations; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the Company; the risk of becoming subject to federal and state investigation; the risk of regulatory changes that may obligate the Company to buy out interests of physicians who are minority owners of its surgery centers; risks associated with the Company’s status as a general partner of limited partnerships; the Company’s legal responsibility to minority owners of its surgery centers, which may conflict with its interests and prevent it from acting solely in its best interests; risks associated with the write-off of the impaired portion of intangible assets; and risks associated with the tax deductibility of goodwill. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.
          AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States. At March 31, 2008, AmSurg owned a majority interest in 177 continuing centers in operation and had two centers under development.
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AMSG Reports First-Quarter Results

April 22, 2008
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands, except per share amounts)

	For the Three Months
	Ended March 31,
Statement of Earnings Data:	2008	2007

Revenues	$147,421	$125,190

Operating expenses:
Salaries and benefits	43,008	37,677
Supply cost	17,024	14,075
Other operating expenses	30,687	24,479
Depreciation and amortization	5,292	4,617

Total operating expenses	96,011	80,848

Operating income	51,410	44,342

Minority interest	29,099	25,137
Interest expense, net	2,823	2,479

Earnings from continuing operations before income taxes	19,488	16,726
Income tax expense	7,810	6,647

Net earnings from continuing operations	11,678	10,079

Discontinued operations:
Earnings from operations of discontinued interests in surgery centers, net of income tax expense	28	198

Net earnings	$11,706	$10,277

Basic earnings per common share:
Net earnings from continuing operations	$0.37	$0.34
Net earnings	$0.37	$0.34
Diluted earnings per common share:
Net earnings from continuing operations	$0.37	$0.33
Net earnings	$0.37	$0.34

Weighted average number of shares and share equivalents (000’s):
Basic	31,298	30,046
Diluted	31,790	30,505

Operating Data:

Continuing centers in operation at end of period	177	158
Centers under development/not opened at end of period	2	5
Development centers awaiting CON approval at end of period	1	—
Centers under letter of intent	3	3
Average number of centers in operation	177	158
Average revenue per center	$833	$792
Same center revenues increase	3%	3%
Procedures performed during the period	271,237	230,898
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations	$11,678	$10,079
Add: income tax expense	7,810	6,647
Add: interest expense, net	2,823	2,479
Add: depreciation and amortization	5,292	4,617

EBITDA	$27,603	$23,822

(1)	EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.
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AMSG Reports First-Quarter Results

April 22, 2008
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands)

	Mar. 31,	Dec. 31,
Balance Sheet Data:	2008	2007

Assets

Current assets:
Cash and cash equivalents	$24,116	$29,953
Accounts receivable, net of allowance of $9,364 and $8,310 respectively	63,925	61,284
Supplies inventory	7,305	6,882
Deferred income taxes	1,545	1,354
Prepaid and other current assets	18,242	18,509
Current assets held for sale	141	—

Total current assets	115,274	117,982

Long-term receivables and deposits	977	1,653
Property and equipment, net	104,625	104,874
Intangible assets, net	563,281	557,125
Long-term assets held for sale	1,118	—

Total assets	$785,275	$781,634

Liabilities and Shareholders’ Equity

Current liabilities:
Current portion of long-term debt	$5,139	$5,781
Accounts payable	10,865	12,703
Accrued salaries and benefits	12,213	12,415
Other accrued liabilities	2,420	2,291
Current income taxes payable	4,878	1,000
Current liabilities held for sale	226	—

Total current liabilities	35,741	34,190

Long-term debt	200,219	216,822
Deferred income taxes	44,080	41,990
Other long-term liabilities	15,868	15,401
Minority interest	64,934	62,006
Shareholders’ equity:
Common stock, no par value 70,000,000 shares authorized, 31,417,086 and 31,202,629 shares outstanding, respectively	178,165	172,536
Deferred compensation	(7,069)	(3,916)
Retained earnings	255,748	244,042
Accumulated other comprehensive loss, net of income taxes	(2,411)	(1,437)

Total shareholders’ equity	424,433	411,225

Total liabilities and shareholders’ equity	$785,275	$781,634

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AMSG Reports First-Quarter Results

April 22, 2008
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands)

	For the Three Months
	Ended March 31,
Statement of Cash Flow Data:	2008	2007

Cash flows from operating activities:
Net earnings	$11,706	$10,277
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Minority interest	29,099	25,137
Distributions to minority partners	(26,939)	(22,579)
Depreciation and amortization	5,292	4,617
Share-based compensation	1,066	1,078
Excess tax benefit from share-based compensation	(271)	(880)
Deferred income taxes	2,514	1,731
Increase (decrease) in cash and cash equivalents, net of effects of acquisition and dispositions, due to changes in:
Accounts receivable, net	(2,359)	(2,301)
Supplies inventory	(132)	178
Prepaid and other current assets	263	(1,070)
Accounts payable	(1,793)	(2,530)
Accrued expenses and other liabilities	2,982	5,224
Other, net	67	204

Net cash flows provided by operating activities	21,495	19,086

Cash flows from investing activities:
Acquisition of interest in surgery centers	(7,897)	(42,213)
Acquisition of property and equipment	(4,535)	(4,149)
Decrease in long-term receivables	625	431

Net cash flows used in investing activities	(11,807)	(45,931)

Cash flows from financing activities:
Proceeds from long-term borrowings	10,956	43,701
Repayment on long-term borrowings	(28,206)	(19,533)
Proceeds from issuance of common stock upon exercise of stock options	1,139	3,903
Proceeds from capital contributions by minority partners	321	32
Excess tax benefit from share-based compensation	271	880
Financing cost incurred	(6)	(5)

Net cash flows (used in) provided by financing activities	(15,525)	28,978

Net (decrease) increase in cash and cash equivalents	(5,837)	2,133
Cash and cash equivalents, beginning of period	29,953	20,083

Cash and cash equivalents, end of period	$24,116	$22,216

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AMSG Reports First-Quarter Results

April 22, 2008
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(In thousands)
Presented below is certain statement of earnings and operating data for 2007, which have been restated in order to present additional discontinued operations.

					For the Year
	For the Three Months Ended				Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
Statement of Earnings Data:	2007	2007	2007	2007	2007

Revenues	$125,190	$129,701	$130,539	$144,065	$529,495

Operating expenses:
Salaries and benefits	37,677	37,491	38,476	41,584	155,228
Supply cost	14,075	14,648	15,145	16,749	60,617
Other operating expenses	24,479	27,533	26,437	30,040	108,489
Depreciation and amortization	4,617	4,666	4,814	5,335	19,432

Total operating expenses	80,848	84,338	84,872	93,708	343,766

Operating income	44,342	45,363	45,667	50,357	185,729

Minority interest	25,137	25,780	25,827	28,097	104,841
Interest expense, net	2,479	2,192	2,208	2,893	9,772

Earnings from continuing operations before income taxes	16,726	17,391	17,632	19,367	71,116
Income tax expense	6,647	6,515	6,845	7,661	27,668

Net earnings from continuing operations	10,079	10,876	10,787	11,706	43,448

Discontinued operations:
Earnings (loss) from operations of discontinued interest in surgery centers, net of income taxes	198	169	(92)	122	397
Gain (loss) on disposal of discontinued interests in surgery centers, net of income tax benefit	—	147	(705)	888	330

Net earnings (loss) from discontinued operations	198	316	(797)	1,010	727

Net earnings	$10,277	$11,192	$9,990	$12,716	$44,175

Basic earnings per common share:
Net earnings from continuing operations	$0.34	$0.36	$0.35	$0.38	$1.42
Net earnings	$0.34	$0.37	$0.32	$0.41	$1.44
Diluted earnings per common share:
Net earnings from continuing operations	$0.33	$0.35	$0.35	$0.37	$1.40
Net earnings	$0.34	$0.36	$0.32	$0.40	$1.42

Weighted average number of shares and share equivalents (000’s):
Basic	30,046	30,541	30,778	31,110	30,619
Diluted	30,505	31,085	31,175	31,644	31,102

Operating Data:

Procedures	230,898	239,302	244,607	264,307	979,114
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations	$10,079	$10,876	$10,787	$11,706	$43,448
Add: income tax expense	6,647	6,515	6,845	7,661	27,668
Add: interest expense, net	2,479	2,192	2,208	2,893	9,772
Add: depreciation and amortization	4,617	4,666	4,814	5,335	19,432

EBITDA	$23,822	$24,249	$24,654	$27,595	$100,320

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